                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

P. H. Glatfelter Company:

We hereby consent to the incorporation by reference in the Registration Statements of P. H. Glatfelter Company on Form S-8 (Registration Nos. 33-24858, 33-25884, 33-37198, 33-49660, 33-53338 and 33-54409) of our report dated
February 10, 1995 on the consolidated financial statements of P. H. Glatfelter Company and subsidiaries appearing in and incorporated by reference in your Annual Report on Form 10-K for the year ended December 31, 1994.

/s/ Deloitte & Touche LLP
-----------------------------
    DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
February 10, 1995